EXHIBIT 3.1
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
STEPSTONE GROUP INC.
STEPSTONE GROUP INC., a Delaware corporation (the “Corporation”), does hereby certify:
FIRST:
a)That the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) is hereby amended by deleting Section 4.2 thereof in its entirety and inserting the following in lieu thereof:
“Section 4.2    Common Stock.
(a)    Except as otherwise expressly provided herein or as required by the DGCL, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by the DGCL, each holder of shares of Class A Common Stock and Class B Common Stock shall be entitled to one vote for each share of Class A Common Stock or Class B Common Stock, as applicable, held of record by such holder as of the applicable record date on any matter submitted to a vote of stockholders generally. The holders of shares of Common Stock shall not have cumulative voting rights.
(b)    Unless otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Preferred Stock Designation).
(c)    Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive dividends and distributions to the extent permitted by law when, as and if declared by the Board of Directors. Except as otherwise provided under this Restated Certificate of Incorporation, dividends and other distributions shall not be declared or paid in respect of Class B Common Stock.

(d)    Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, provided, however, that the aggregate distribution to the holders of Class B Common Stock, as such, shall be limited to the aggregate par value of such holders’ then-outstanding shares of Class B Common Stock.”
b)That the Certificate is hereby amended by deleting Section 4.4 thereof in its entirety and inserting the following in lieu thereof:
“Section 4.4    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate class vote of the holders of shares of Class A Common Stock, Class B Common Stock or Preferred Stock irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).”
c)That the Certificate is hereby amended by deleting Section 4.8 thereof in its entirety and inserting the following in lieu thereof:
“Section 4.8    Issuance and Retirement of Class B Common Stock. If any outstanding share of Class B Common Stock shall cease to be held by a concurrent holder of a Class B Unit (including a transferee of a Class B Unit), such share shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation and upon such transfer shall be automatically retired and shall thereupon be restored to the status of an authorized but unissued share of Class B Common Stock of the Corporation.”
d)That the Certificate is hereby amended by deleting Section 4.9 thereof in its entirety and inserting the following in lieu thereof:
“Section 4.9    No Further Issuances of Class B Common Stock. Except for the issuance of shares of Class B Common Stock in connection with a stock dividend, stock split, reclassification or similar transaction in accordance with the provisions of this Restated Certificate of Incorporation, the Corporation shall not at any time after the filing and effectiveness of this Restated Certificate of Incorporation issue any additional shares of Class B Common Stock.”
e)That the Certificate is hereby amended by deleting Section 4.10 thereof in its entirety and inserting the following in lieu thereof:

“Section 4.10    Reservation of Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the exchange of Class B Units, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the exchange of all outstanding Class B Units for Class A Common Stock.”
f)That the Certificate is hereby amended by deleting Section 5.2 thereof in its entirety and inserting the following in lieu thereof:
“Section 5.2 Classification.
(a)    Except as may be otherwise provided with respect to directors elected by the separate vote of the holders of one or more series of Preferred Stock (the “Preferred Stock Directors”), directors shall be elected to hold office for a one-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification.
(b)    Subject to the rights of the holders of one or more series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
(c)    Any director (other than any Preferred Stock Director) may be removed with or without cause but only by the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon. Notwithstanding the foregoing, whenever the holders of any class or series are entitled to elect one or more directors by this Restated Certificate of Incorporation (including any Preferred Stock Designation), with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.
(d)    During any period when the holders of one or more series of Preferred Stock have the separate right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred

Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of one or more series of Preferred Stock having a separate right to elect additional directors cease to have or are otherwise divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such Preferred Stock Director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.”
g)That the Certificate is hereby amended by deleting Article VIII, Section (c)(viii) thereof in its entirety and inserting the following in lieu thereof:
“(viii)    Principal Holders” means Monte Brem, Scott Hart, Jason Ment, Jose Fernandez, Michael McCabe, Mark Maruszewski, Thomas Keck, Thomas Bradley, David Jeffrey and Darren Friedman, their respective Permitted Transferees (as defined in the Partnership Agreement), their affiliates and their respective successors; provided, however, that the term “Principal Holders” shall not include the Corporation or any of the Corporation’s direct or indirect subsidiaries.”
SECOND: That the foregoing amendments to the Certificate were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on the date set forth below.

STEPSTONE GROUP INC.

By: /s/ Jennifer Y. Ishiguro
Name: Jennifer Y. Ishiguro
Title: Chief Legal Officer & Secretary

Dated: September 18, 2025

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